STATE OF FLORIDA
                                  [LETTERHEAD]
                               DEPARTMENT OF STATE


        I certify that the attached is a true and correct copy of the Articles of Amendment, filed on Janusry 20, 1994, to Articles of Incorporation of VISUAL DATA CORPORATION, a Florida corporation, as shown by the records of this office.


        I further certify the document was electronically received under FAX audit number H94000000677. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000035279.



                              Given under my hand and the
                              Great Seal of the State of Florida,
                              at Tallahassee, the Capital, this the
                              Seventeenth day of May, 1993

Authentication code:  994A00002637-012194-P93000035279-1/1




[left hand corner]
GREAT SEAL OF THE
STATE OF FLORIDA
IN GOD WE TRUST
                                                  /s/ JIM SMITH
                                                  --------------------------
                                                  Jim Smith
                                                  Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             VISUAL DATA CORPORATION


        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of Visual Data Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, do hereby certify:

        First: That pursuant to Written Consent of a majority of the shareholders and directors of said Corporation, the shareholders and directors approved the amendment to the Corporation's Certificate of Incorporation as follows:

        Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and substituted by the following:

                                   ARTICLE IV

                                  CAPITAL STOCK

        The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be Twenty-five Million (25,000,000) shares which are to be divided into two classes as follows:

        20,000,000 shares of common stock with a par value of $.0001 per share and 5,000,000 shares of Series A Convertible Preferred Stock at a par value of $.0001.

        Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance

                                   GAYLE E. COLEMAN, ESQ. - FL BAR #857327
                                   ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                   700 S.E. THIRD AVENUE, 3RD FLOOR
                                   FORT LAUDERDALE, FLORIDA   33316
                                   (305) 463-3173
of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

        The foregoing was adopted by all of the directors of the Corporation pursuant to a meeting of the Board of Directors and by a majority of the shareholders of the common stock of the Corporation held on the 17th day of January, 1994, pursuant to Chapter 607 of the Florida Business Corporation Act and the Corporation's by-laws. These shares present and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

        IN WITNESS WHEREOF, the undersigned being the President of this Corporation, has executed these Articles of Amendment as of the 17th day of January, 1994.



                                            /s/ RANDY S. SELMAN
                                            --------------------------
                                            RANDY S. SELMAN, President